Exhibit 99.1

GigOptix Updates Fourth Quarter and Full Year Fiscal 2014 Revenue Guidance

SAN JOSE, Calif. – January 5, 2015 – GigOptix, Inc. (NYSE MKT: GIG) a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced it expects revenue for the fourth quarter of fiscal 2014, ended December 31, 2014, will be approximately $9.0 million, representing an increase of approximately 6 percent sequentially and 15 percent above the fourth quarter of fiscal 2013. This is the Company’s highest revenue since the third quarter of fiscal 2012 and exceeds the revenue guidance range for the fourth quarter of $8.5 million to $8.8 million provided on October 27, 2014.

Continued robust demand in the Company’s datacom and Industrial businesses, and stable telecom demand, are the primary reasons for the higher revenue.

In addition, based on the preliminary fourth quarter revenue outlook, the Company currently expects revenue for fiscal year 2014 will be approximately $33.0 million, or up 14 percent from $28.9 million in fiscal year 2013.

GigOptix cautions that its anticipated revenue results are preliminary based on the best information currently available and are subject to completion of the financial statements for the fourth quarter and full year of fiscal 2014. The Company anticipates reporting its fourth quarter and fiscal year 2014 financial results in February as set forth below.

Financial Results Conference Call on February 9, 2015

GigOptix will host a conference call and webcast to discuss its fourth quarter and full year fiscal 2014 financial results and business outlook on February 9, 2015 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Investors and other interested parties may access the call by dialing (719) 325-2463. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 1121200. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. The products address long-haul and metro telecom applications as well as emerging high-growth opportunities for Cloud and data centers connectivity, and interactive applications for consumer electronics. GigOptix offers a unique broad portfolio of drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support from swift introduction of new product to extension of legacy products.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding expected revenues and completion of its financial statements for the fiscal year and quarter just ended. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other M&A opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investor Contact

Darrow Associates, Inc.

Jim Fanucchi, 408-404-5400

ir@gigoptix.com